                                                                    EXHIBIT 10.3

                                LICENSE AGREEMENT

      This LICENSE AGREEMENT ("AGREEMENT") is entered into as of May 18, 2004 (the "EFFECTIVE DATE") by and among BioMarin Pharmaceutical Inc., a Delaware corporation ("BIOMARIN"), BioMarin Pediatrics Inc., a Delaware corporation and wholly-owned subsidiary of BioMarin ("BIOMARIN ACQUISITION" or "LICENSEE"), Medicis Pharmaceutical Corporation, a Delaware corporation ("MEDICIS"), and Ascent Pediatrics, Inc., a Delaware corporation ("ASCENT" or "LICENSOR"), a wholly-owned subsidiary of Medicis. Each is referred to herein as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

      WHEREAS, Ascent is the sole and exclusive owner or has control of the entire right, title, and interest, together with all goodwill connected therewith, in and to the Licensed Technology, Licensed Trademarks and Licensed Development Technology (each as defined below);

      WHEREAS, Ascent wishes to grant to BioMarin Acquisition, and BioMarin Acquisition wishes to receive, an exclusive, worldwide, license to such Licensed Technology, Licensed Trademarks and Licensed Development Technology under the terms and conditions set forth herein; and

      WHEREAS, this Agreement is entered into as a condition to the consummation of the transactions contemplated under the Asset Purchase Agreement (as defined below) by and among BioMarin, BioMarin Acquisition, Medicis and Ascent.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises contained herein, the Parties hereby agree as follows:

1.    DEFINITIONS

      1.1 DEFINITIONS. In addition to the terms defined in the text of this Agreement, the following terms shall have the following respective definitions:

            (a) "AFFILIATE" means with respect to any Person, any other Person controlling, controlled by or within common control with such Person. Without limiting the foregoing, Ascent is an Affiliate of Medicis and Medicis is an Affiliate of Ascent, and BioMarin is an Affiliate of BioMarin Acquisition and BioMarin Acquisition is an Affiliate of BioMarin.

            (b) "ANDA" means Abbreviated New Drug Application 75-117 for prednisolone sodium phosphate oral solution formulation, 15mg (base)/ 5ml, together with all amendments, modifications, supplements and updates thereto.

            (c)   "ASCENT INDEMNITEES" means Ascent and Medicis.

            (d) "ASCENT MERGER AGREEMENT" means that certain Agreement and Plan of Merger among Medicis, MPC Merger Corp. and Ascent, dated October 1, 2001.

            (e) "ASCENT TECHNICAL ASSISTANCE" means the technical assistance and training to be provided by Ascent hereunder that is reasonably necessary to enable BioMarin Acquisition to utilize and in order to disclose fully the Licensed Technology and Licensed Development Technology in connection with the Pediatric Business as it was conducted by Ascent immediately prior to the Effective Date.

            (f) "ASSET PURCHASE AGREEMENT" means that certain asset purchase agreement among BioMarin, BioMarin Acquisition, Ascent and Medicis dated as of April 20, 2004.

            (g) "BANKRUPTCY PROCEEDING" means any case or proceeding commenced by or against any Person under any provision of the U.S. Bankruptcy Code (title 11 of the United States Code, as in effect from time to time) or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            (h)   "BIOMARIN INDEMNITEES" means BioMarin Acquisition and
BioMarin.

            (i) "BIOMARIN SHARE" means a share of BioMarin's common stock, par value $.001 per share.

            (j) "BREACH" means an inaccuracy in or breach of, or any failure to comply with or perform, a representation, warranty, covenant, obligation or other provision.

            (k) "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which shall be in the State of New York a legal holiday or a day on which banking institutions are authorized by law to close.

            (l)   "CASH DEPOSIT" means $25 million.

            (m) "CDA" means that certain Confidentiality Agreement by and among the Parties and Medicis Manufacturing Corporation, a Delaware corporation, dated as of the date hereof.

            (n) "CLOSING" means the "Closing" as defined in the Asset Purchase Agreement.

            (o) "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (p) "CONTINGENT PAYMENTS REIMBURSEMENT PAYMENTS" means the Quarterly Contingent Payments Reimbursement Payments payable pursuant to Section 4.1(b).

            (q) "CONTRACT" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

            (r) "DAMAGES" shall include any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable legal fees, expert fees, accounting fees or advisory fees), charge, cost (including reasonable costs of investigation) or expense of any nature.

            (s) "DEVELOPMENT KNOW HOW" shall mean technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, that are necessary for the development, registration, manufacturing, packaging, stability, bioavailability, formulation, sale, use or commercialization of the products claimed in the Development Licensed Patents, owned by Ascent or its Affiliates, as of the Effective Date.

            (t) "DEVELOPMENT LICENSED PATENTS" means all the United States and foreign patents and utility models, invention registrations, supplementary protection certificates and applications therefor listed in Schedule 1.1(t) and all reissues, divisionals, renewals, extensions, provisionals, continuations, and continuations-in-part thereof.

            (u) "DUAL USE KNOW HOW" shall mean technical, scientific and medical information, knowledge, know-how, inventions and trade secrets which (a)
(i) is owned by Ascent or its Affiliates and pertain or relate to both oral liquid prednisolone solution products and the Primsol product previously marketed by Ascent under Abbreviated New Drug Application 74-973 or (ii) is controlled by or licensed to Ascent or its Affiliates on a non-exclusive basis, and is sublicensable to a third party by Ascent or its Affiliates but is not owned by Ascent or its Affiliates and (b) is necessary for, used in or related to the development, registration, manufacturing, formulation, sale, use and commercialization of oral liquid prednisolone solution products.

            (v) "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equitable interest, claim, preference, right of possession, lease, license, covenant, infringement, Order, proxy, option, right of first refusal, preemptive right, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

            (w) "ENTITY" means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

            (x) "ESCROW AGENT" means U.S. Bank, N.A., or such other escrow agent as mutually agreed to by Medicis and BioMarin.

            (y) "ESCROW AGREEMENT" means that certain Escrow Agreement entered into by and among Medicis, Ascent and the Escrow Agent in substantially the form attached hereto as EXHIBIT A.

            (z) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder.

            (aa)  "FDA" shall mean the United States Food and Drug
Administration.

            (bb) "GOVERNMENTAL BODY" means any United States federal, state or local judicial, legislative, executive or other regulatory authority.

            (cc) "IMPROVEMENTS" means any and all inventions, improvements, discoveries, enhancements, extensions, replacements, developments, refinements, or modifications to the Licensed Technology or the Licensed Development Technology, or utilizing the Licensed Technology or the Licensed Development Technology, or the respective use or the manufacturing processes therefor, whether or not patentable, which may be conceived, made, developed or otherwise controlled by Licensee or its Affiliates during the License Term including, without limitation, modifications in size, package forms, dosage strength, methods for administration, methods for delivering, or changes in the formulation including the addition of actives to products.

            (dd) "INDEMNIFIED PARTIES" means the Ascent Indemnitees or the BioMarin Indemnitees, as the case may be.

            (ee) "INDEMNIFYING PARTIES" means Ascent or BioMarin, as the case may be.

            (ff) "KNOWLEDGE" An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. Each of Ascent or Medicis shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or individual identified on EXHIBIT B hereto has Knowledge of such fact or other matter. Each of BioMarin Acquisition or BioMarin shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or individual identified on EXHIBIT C hereto has Knowledge of such fact or other matter.

            (gg) "LEGAL REQUIREMENT" means any applicable order, writ, injunction, judgment, decree, statute, rule or regulation of any Governmental Body.

            (hh) "LIABILITY" means any debt, obligation, liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, derivative, joint, several or secondary liability), regardless of whether such debt, obligation or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation or liability is immediately due and payable.

            (ii) "LICENSE PAYMENTS" means the Closing License Payment, the First Year Quarterly License Payments, the Second Year Quarterly License Payments, the Third and Fourth Year Quarterly License Payments and the Fifth Year Quarterly License Payments.

            (jj) "LICENSE TERM" means the term defined in Section 11.1 of this Agreement.

            (kk) "LICENSED ASSETS" means the Licensed Technology, the Licensed Development Technology, the Licensed Trademarks and the Improvements.

            (ll) "LICENSED DEVELOPMENT TECHNOLOGY" means the Development Licensed Patents and the Development Know How.

            (mm) "LICENSED PRODUCTS" means any product or method made, used, imported, offered for sale, distributed or sold which, if in the course of such manufacture, use, importation, offer for sale, distribution or sale, would, in the absence of this Agreement, infringe or misappropriate one or more of the Licensed Assets.

            (nn) "LICENSED TECHNOLOGY" means the Taste Masking Related Licensed Patents and the Product Know How.

            (oo) "LICENSED TRADEMARKS" means all business names, trade names, logos, common law trademarks and service trademarks, trademark and service mark registrations and applications therefor as set forth on Schedule 1.1(oo).

            (pp) "LITIGATION MATTERS" means those matters set forth in EXHIBIT D hereto.

            (qq) "LYNE LICENSE" means that certain License Agreement by and between Ascent and Lyne Laboratories, Inc., dated as of May 21, 2001, without regard to any amendment or modification thereof subsequent to the date hereof.

            (rr) "MATERIAL ADVERSE EFFECT" With respect to Medicis and/or Ascent, an "ASCENT MATERIAL ADVERSE EFFECT" means any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the Licensed Assets, or the Pediatrics Business, taken as a whole; provided that in no event shall any of the following be deemed to constitute or be taken into account in determining an Ascent Material Adverse
Effect: any event, circumstance, change or effect that results from (A) changes affecting the economy generally, (B) changes in the pharmaceutical industry as a whole or in the market for oral liquid prednisolone solution products or oral dissolving tablet prednisolone products, (C) the public announcement or pending nature of the transactions contemplated hereby, or (D) any adverse judgment, verdict or Order relating to the Litigation Matters. With respect to BioMarin and/or BioMarin Acquisition, a "BIOMARIN MATERIAL ADVERSE EFFECT" means any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of BioMarin, taken as a whole; provided that in no event shall any of the following be deemed to constitute or be taken into account in determining a BioMarin Material Adverse
Effect: any event, circumstance, change or effect that results from (x) changes affecting the economy generally, (y) changes in the pharmaceutical industry as a whole, or (z) the public announcement or pending nature of the transactions contemplated hereby.

            (ss) "MATERIALS" means all material files, documents (including either electronic or paper copies), specimens, records and other documentation maintained by or under the control of Ascent and/or any Ascent Affiliate(s) embodying Product Know How or Development Know How including, without limitation, all test results, clinical studies, data management, manufacturing processes, formulas, specifications, process development and non-clinical research, market studies, correspondence (including, without limitation, correspondence both to and from the Federal Drug Administration, United States Copyright Office, United States Patent and Trademark Office or any other Governmental Body), filings with the Food and Drug Administration, United States Copyright Office, United States Patent and Trademark Office or any other Governmental Body, customer and supplier records for the previous three years, and field force records for the previous three years.

            (tt) "ORAPRED(R)" means a product having the approved prednisolone sodium phosphate oral solution formulation, 15mg (base)/5ml as set forth under Abbreviated New Drug Application 75-117.

            (uu) "ORDER" shall mean any order, judgment, injunction, decree, ruling, decision, opinion, verdict, sentence, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel.

            (vv) "PATENTS" means all United States and foreign patents and utility models, invention registrations, supplementary protection certificates and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

            (ww) "PEDIATRICS BUSINESS" means the business of making, manufacturing, marketing, selling, distributing and developing ORAPRED(R) and certain oral liquid prednisolone solution products and oral dissolving tablet prednisolone products.

            (xx) "PERMITTED LIENS" shall mean liens for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings.

            (yy)  "PERSON" means any individual, Entity or Governmental Body.

            (zz) "PROCEEDING" means any claim, action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

            (aaa) "PRODUCT KNOW HOW" shall mean technical, scientific and medical information, knowledge, know-how, inventions and trade secrets, that are necessary for the development, registration, manufacturing, packaging, stability, bioavailability, formulation, sale, use or commercialization of ORAPRED(R) and the "Licensed Products" (as defined in the Development, Commercialization and License Agreement between Ascent Pediatrics Inc. and Cima Labs Inc.), as the case may be, including, without limitation: (a) physiochemical data, specifications, quality control information and procedures;
(b) market research data solely to the extent Ascent has the right to assign such data to BioMarin Acquisition; and (c) information concerning the clinical, toxicological and pharmacological properties with respect to all of the foregoing, owned by Ascent or its Affiliates, as of the Effective Date; provided that Product Know How shall not include any Dual Use Know How.

            (bbb) "REPRESENTATIVES" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

            (ccc) "SECONDARY ANDA" means the Abbreviated New Drug Application numbered 75-250, together with all amendments, modifications, supplements and updates thereto.

            (ddd) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

            (eee) "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement among BioMarin, BioMarin Acquisition, Medicis and Ascent dated as of the Effective Date.

            (fff) "SHARE DEPOSIT" shall mean that number of BioMarin Shares with an aggregate value, as of the Effective Date, of $25 million, as measured by the average closing sales price per BioMarin Share over the twenty trading days ending May 12, 2004.

            (ggg) "SUBSEQUENT ANDA" shall mean any Abbreviated New Drug Application filed by Ascent or BioMarin, in each case in Ascent's name, following the Effective Date for which BioMarin Acquisition is the regulatory agent other than the ANDA and the Secondary ANDA.

            (hhh) "SUBSIDIARY" shall mean with respect to any Person, any other Person (a) of which the initial Person directly or indirectly owns or controls more than 50% of the voting equity interests or has the power to elect or direct the election of a majority of the members of the governing body of such Person or (b) which is required to be consolidated with such Person under generally accepted accounting principles.

            (iii) "SUPPLY AGREEMENT" means that certain Supply Agreement by and between Medicis Manufacturing Corporation, a Delaware corporation, and BioMarin Acquisition dated as of the date hereof, and any subcontracts related thereto.

            (jjj) "TASTE MASKING RELATED LICENSED PATENTS" means all the United States and foreign patents and utility models, invention registrations, supplementary protection certificates and applications therefor listed in
Schedule 1.1(jjj) and all reissues, divisionals, renewals, extensions, provisionals, continuations, and continuations-in-part thereof.

            (kkk) "TAX" means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

            (lll) "TERRITORY" shall mean worldwide.

            (mmm) "TRANSACTION AGREEMENTS" means: (a) this Agreement; (b) the Escrow Agreement; and (c) the Security Agreement.

            (nnn) "TRANSITION SERVICES AGREEMENT" means that certain Transition Services Agreement by and among the parties of even date herewith.

      1.2   OTHER DEFINED TERMS.

            Other defined terms are located in the Agreement as follows:

DEFINED TERM                                                            PAGE NO.
------------                                                            --------
AGREEMENT                                                                   1
ASCENT                                                                      1
ASCENT CAP                                                                 33
ASCENT OBLIGATIONS                                                         42
ASCENT REGISTRATION INDEMNIFIED PARTIES                                    26
BIOMARIN                                                                    1
BIOMARIN ACQUISITION                                                        1
BIOMARIN ACQUISITION OBLIGATIONS                                           42
BIOMARIN CAP                                                               34
BIOMARIN REGISTRATION INDEMNIFIED PARTIES                                  26
CLAIM NOTICE                                                               32
CLOSING LICENSE PAYMENT                                                    16
CONTINGENT PAYMENTS                                                         9
EFFECTIVE DATE                                                              1
ENFORCEABILITY EXCEPTION                                                   20
FIFTH YEAR QUARTERLY LICENSE PAYMENT                                       17
FIRST YEAR QUARTERLY LICENSE PAYMENT                                       17
FIRST YEAR QUARTERLY PAYMENT DATE                                          17
HOLDER                                                                     24
LICENSE                                                                     9
LICENSE TERM                                                               30
LICENSEE                                                                    1
LICENSOR                                                                    1
MEDICIS                                                                     1
PARTIES                                                                     1
PARTY                                                                       1
QUARTERLY CONTINGENT PAYMENTS REIMBURSEMENT PAYMENT                        17
REGISTRATION INDEMNIFIED PARTIES                                           26
REPORTING YEAR                                                              9
RESTRICTED STOCK                                                           23
SECOND YEAR QUARTERLY LICENSE PAYMENT                                      17
SECURITY AGREEMENT                                                         10
SUSPENSION PERIOD                                                          24
THIRD AND FOURTH YEAR QUARTERLY LICENSE PAYMENT                            17
THIRD PARTY CLAIM                                                          35

2.    LICENSE GRANT

      2.1   LICENSE GRANT.

            (a) Subject to the terms and conditions of this Agreement and the Lyne License, Ascent hereby grants to BioMarin Acquisition during the License Term, an exclusive, worldwide license (with the sole exception, for a period of thirty (30) days following the Effective Date, of the Commonwealth of Puerto
Rico), with the right to sublicense, to and under the Licensed Assets to make, manufacture, develop, use, market, offer for sale, sell, distribute, import and export products, by itself and/or on its behalf, and to otherwise exploit the Licensed Assets during the License Term (the "LICENSE"). For avoidance of doubt, this License grant is for a limited term and shall not be considered an assignment.

            (b) Subject to the terms and conditions of this Agreement, Ascent hereby grants to BioMarin Acquisition during the License Term, a non-exclusive, worldwide license (with the sole exception, for a period of thirty (30) days following the Effective Date, of the Commonwealth of Puerto Rico), with the right to sublicense, to and under the Dual Use Know How to make, manufacture, develop, use, market, offer for sale, sell, distribute, import and export products, by itself and/or its behalf, and to otherwise exploit the Dual Use Know How during the License Term. The term "LICENSE" shall not include the license granted under this Section 2.1(b).

      2.2 LICENSE SCOPE. The License shall be exclusive to BioMarin Acquisition even as against Ascent and its Affiliates. Accordingly, neither Ascent nor any of its Affiliates shall during the License Term exercise or otherwise practice any of the rights granted to BioMarin Acquisition pursuant to the License.

      2.3   OTHER ACTIONS.

            (a) To the extent any right, title or interest in or to any of the Licensed Technology, Licensed Development Technology or Licensed Trademarks is owned or controlled by an Affiliate of Ascent, Ascent covenants and agrees to promptly take whatever action is necessary to carry out the intent and purpose of the License.

            (b) For so long as Medicis is obligated under the Ascent Merger Agreement for "CONTINGENT PAYMENTS" (as that term is defined in the Ascent Merger Agreement) to the former shareholders of Ascent, BioMarin Acquisition shall, on or before December 10 in each calendar year, provide to Ascent a report containing the following with respect to the twelve month period beginning on December 1 of the previous year and ending on November 30 (each, a "REPORTING YEAR"):

                  (i) the gross amount and unit quantities invoiced by BioMarin Acquisition or its subsidiaries, Affiliates, or sublicensees from or on account of sales of Licensed Products (as such term is defined in the Ascent Merger Agreement);

                  (ii) the aggregate of any (A) normal, customary trade discounts (including volume discounts) actually given or made, (B) credits, chargebacks, reductions, rebates, allowances and adjustments for rejections, recalls, outdated products and returns, (C) freight, shipping, insurance and other transportation charges, and (D) sales, use, excise, value-added and similar taxes or duties imposed on the sale (other than income taxes), in each case under clauses (A), (B), (C) and (D) with respect to Licensed Products (as such term is defined in the Ascent Merger Agreement); and

                  (iii) such other information reasonably necessary for Ascent to fulfill its obligations under the Ascent Merger Agreement.

            (c) For a period of not less than three (3) years after the relevant calendar year in (b) above, BioMarin, BioMarin Acquisition and their Subsidiaries, Affiliates, licensees and sublicensees shall keep full, true and accurate books of account sufficient to determine the amounts pursuant to
Section 2.3(b). Ascent shall have the right, not more than once during any calendar year and at its expense, to have the books and records of BioMarin, BioMarin Acquisition and their Subsidiaries, Affiliates, licensees or sublicensees audited by a qualified independent accounting firm of its choosing, under appropriate confidentiality provisions, solely for the purpose of ascertaining the accuracy of the reports under Section 2.3(b) and compliance by BioMarin, BioMarin Acquisition and their Subsidiaries, Affiliates, licensees or sublicensees with their obligations under this Agreement. In the event that there is a dispute with regard to the accounting reports, Ascent shall have the right to perform audits more frequently than once during a calendar year, and the prevailing party in such dispute shall have its costs related to the audit reimbursed by the other party. Any such audit shall be conducted upon at least ten (10) days' advance notice to BioMarin Acquisition, during normal business hours and in a manner that does not interfere unreasonably with the business of the audited entity.

            (d) Ascent shall not permit or allow any Licensed Assets to be subject to any Encumbrance other than this Agreement, the Lyne License, the Supply Agreement and the Security Agreement.

            (e) BioMarin and BioMarin Acquisition shall not permit or allow this License Agreement to be subject to any Encumbrance.

            (f) As security for the obligations of Ascent under this Agreement, pursuant to the terms of a Security Agreement in the form of EXHIBIT E (the "SECURITY AGREEMENT") Ascent shall grant to BioMarin Acquisition a security interest in the Licensed Trademarks.

      2.4 LICENSEE'S EFFORTS. BioMarin Acquisition shall use commercially reasonable efforts to market, promote and sell ORAPRED(R), which efforts shall include the allocation of efforts and resources consistent with the resources allocated by BioMarin Acquisition to the marketing, promotion and sale of other commercially available products of BioMarin Acquisition with comparable commercial opportunity in the marketplace. BioMarin Acquisition shall use commercially reasonable efforts to develop, market commercialize and sell Acetaminophen extended release sprinkles, Pediavent(R) albuterol extended release suspension, and Non-refrigerated Orapred(R) prednisolone sodium phosphate oral solution (15 mg prednisolone per 5 ml), which efforts shall include the allocation of efforts and resources consistent with the resources allocated by BioMarin Acquisition to the development, marketing, commercialization and sale of other in development products of BioMarin Acquisition with comparable commercial opportunity in the marketplace. Notwithstanding the foregoing, if the total of (x) the actual amount under Section 2.3(b)(i) minus (y) the actual amount under Section 2.3(b)(ii) exceeds $35,000,000 for each Reporting Year, then BioMarin Acquisition shall be deemed to have satisfied all of its obligations set forth in this Section 2.4.

      2.5 RIGHT TO REFERENCE ANDA. Subject to the terms and conditions of this Agreement and for the License Term, BioMarin Acquisition and its Affiliates and their sublicensees shall have an unrestricted right of reference to the ANDA listed on Schedule 2.5 and any Subsequent ANDA. Within ten (10) Business Days of the Effective Date, BioMarin Acquisition and Ascent shall each notify the FDA that BioMarin Acquisition shall act as regulatory agent for the ANDA. During the License Term, BioMarin Acquisition shall act as regulatory agent for the ANDA and Subsequent ANDAs, and during the License Term BioMarin Acquisition shall timely comply with all requirements under 21 CFR Part 203 (Prescription Drug Marketing Act), 21 CFR Part 314.70 (Supplements and Other Changes to an Approved Application), 21 CFR Part 314.80 (Post-Marketing Reporting of Adverse Drug Experiences) and 21 CFR Part 314.81 (Other Post-Marketing Reports). During the License Term, BioMarin Acquisition shall comply in all material respects with all Legal Requirements, including but not limited to 21 CFR Part 211 (Current Good Manufacturing Practices). BioMarin Acquisition shall assume responsibility for all FDA regulatory matters for products marketed under the ANDA and each Subsequent ANDA and BioMarin Acquisition and Ascent shall each send a letter to the FDA informing the FDA that BioMarin Acquisition has assumed such responsibility. Ascent shall provide BioMarin with all assistance and data, reports and other information reasonably requested by BioMarin Acquisition to assume such responsibilities.

      2.6 REGULATORY. During the License Term, BioMarin Acquisition shall maintain, at a location in the United States, complete and accurate books and records in sufficient detail as necessary for both BioMarin Acquisition and Ascent to meet their respective filing and other obligations with the FDA and any other applicable Governmental Body. BioMarin Acquisition shall provide to Ascent timely copies of all submissions to the FDA, including but not limited to, annual reports and adverse event reports. Not more than once per year and at such additional times as may be reasonably required to respond to FDA communications, upon not less than five (5) Business Days' written notice to BioMarin Acquisition, Ascent shall have the right to review, at its expense, inspect, audit and make copies of any such books and records for purposes of verifying BioMarin Acquisition's compliance with Sections 2.5 through 2.7. During the License Term, Ascent shall maintain, at a location in the United States, complete and accurate books and records related to ORAPRED(R) in existence as of the Effective Date and all other information related to regulatory filings provided by BioMarin Acquisition to Ascent pursuant to this
Section 2.6.

      2.7 ADVERSE REACTIONS. The parties' obligations relating to reporting Adverse Events shall be as set forth in the Transition Services Agreement by and among the parties hereto, dated as of the Effective Date.

3.    TRANSFER AND TRANSFER SUPPORT

      3.1   CHANGE OF PARTY NAMES AND PROMOTIONAL MATERIALS.

            (a) As soon as reasonably practicable following the Effective Date, but no later than ten (10) Business Days following the Effective Date, BioMarin Acquisition, at its own expense, shall: (i) with Ascent's reasonable cooperation and assistance, notify the FDA that BioMarin Acquisition is the marketer and distributor of ORAPRED(R); and (ii) use commercially reasonable efforts to commence taking any and all action necessary to change the National Drug Code number for ORAPRED(R).

            (b) As soon as reasonably practicable, but no later than ten (10) Business Days following the Effective Date, BioMarin Acquisition and Ascent shall jointly notify the current manufacturers of ORAPRED(R), and any components thereof, the contents of which notification shall be mutually agreed upon, that all package inserts, labeling, and any components thereof, and packaging related thereto to be manufactured or ordered after the Effective Date, must be changed to identify BioMarin Acquisition as the marketer in the United States. BioMarin Acquisition shall use commercially reasonable efforts to ensure that such change takes effect for any new orders of ORAPRED(R), or components thereof, following the date that is twenty (20) Business Days following the Effective Date.

            (c) Notwithstanding the foregoing, except as may be required by applicable law or the FDA, BioMarin Acquisition shall not be required by Ascent to change the labeling on any Product Inventory purchased by BioMarin Acquisition from Ascent or any components manufactured or being manufactured pursuant to purchase orders placed within thirty (30) calendar days following the Effective Date.

      3.2   ADVERTISING AND PROMOTIONAL MATERIALS.

            (a) As of the Effective Date: (i) BioMarin Acquisition shall be responsible for development of all new advertising and promotional materials related to the Licensed Products, all in compliance with all applicable regulatory agencies and other rules and regulations; and (ii) neither BioMarin Acquisition nor its Affiliates shall use any promotional and marketing materials with the corporate identifiers or trade names of Medicis.

            (b) Within ten (10) Business Days following the Effective Date, BioMarin Acquisition and Ascent each shall submit a letter to the DDMAC division of FDA informing them that BioMarin Acquisition will be the new distributor of ORAPRED(R) in the United States under license from Ascent and designating BioMarin Acquisition as the contact for review and discussion of all promotional materials related to ORAPRED(R) in the United States, after which time BioMarin Acquisition will timely file with the appropriate regulatory agency, in accordance with all applicable laws and regulations, all promotional materials for ORAPRED(R) required to be filed with such agency.

      3.3 TECHNOLOGY TRANSFER. As of the Effective Date, Ascent shall deliver copies of Materials embodying the Product Know How to BioMarin Acquisition. No later than five (5) Business Days after the Effective Date, Ascent shall deliver copies of Materials embodying the Development Know How to BioMarin Acquisition.

      3.4 TECHNOLOGY TRANSFER SUPPORT. Ascent Technical Assistance shall be provided as set forth in the Transition Services Agreement

      3.5 TRADEMARK USE AND QUALITY CONTROL. During the License Term, BioMarin Acquisition agrees and acknowledges that: (a) neither Licensee nor its Affiliates shall have any interest, right, or title in the Licensed Trademarks other than the License; (b) neither Licensee nor its Affiliates shall obtain any rights in or to the Licensed Trademarks through Licensee's or its Affiliate's use in connection with the Licensed Products; (c) Ascent or its Affiliates, as the case may be, is and will continue to be the sole and exclusive owner of all right, title and interest in and to each Licensed Trademarks in any form or embodiment thereof; (d) all goodwill associated with or attached to the Licensed Trademarks arising out of the use thereof by Licensee and its Affiliates shall inure to the benefit of Ascent or its Affiliate, as applicable; and (e) the quality of the goods provided by Licensee under the Licensed Trademarks shall conform to applicable FDA standards for the applicable goods and shall be subject to a once a year independent third party inspection, upon reasonable notice to Licensee, of such goods upon which Licensed Trademarks appear. During the License Term, Licensee shall furnish at Licensee's expense samples of packaging materials and other materials bearing the Licensed Trademarks for inspection and analysis as Ascent may reasonably request.

      3.6 NO CONTEST. During the License Term, Licensee agrees that neither Licensee nor its Affiliates will: (i) contest, oppose or challenge, or assist any party in contesting, opposing or challenging, Ascent's or its Affiliate's ownership of the applicable Licensed Trademarks or the distinctiveness or validity of the applicable Licensed Trademarks; (ii) at any time do or suffer to be done any act or thing that will in any way impair Ascent's or its Affiliate's ownership of or rights in and to the applicable Licensed Trademarks or any registration thereof; (iii) register or attempt to register any applicable Licensed Trademark in any jurisdiction; or (iv) oppose Ascent's or its Affiliate's registration of any applicable Licensed Trademark, alone or with other words or designs, in any jurisdiction. Upon the reasonable request of Ascent or its Affiliate, Licensee shall give Ascent or its Affiliate or an authorized Representative thereof all necessary information as to the use of the applicable Licensed Trademarks pursuant to this Agreement which Ascent or its Affiliate may reasonably require and will render any assistance reasonably required by Ascent or its Affiliate in maintaining the registrations of the applicable Licensed Trademarks.

      3.7 USE OF THE LICENSED TRADEMARKS. Licensee agrees to comply in all material respects with all applicable laws and regulations pertaining to the proper use and designation of the Licensed Trademarks. Additionally, during the License Term, Licensee shall use commercially reasonable efforts to:

            (a) use the Licensed Trademarks upon or in relation to the Licensed Products only in such manner that the distinctiveness, reputation, and validity of the Licensed Trademarks shall not be impaired. Without prejudice to the generality of the foregoing, Licensee shall ensure in particular that each Licensed Trademark is accompanied by words accurately describing the nature of the goods or services to which it relates, and ensure that each Licensed Trademark is displayed in accordance with Ascent's guidelines, which are attached hereto as Schedule 3.7(a);

            (b) display the proper form of trademark and service mark notice associated with the Licensed Trademarks; and

            (c) neither use nor display any of the Licensed Trademarks other than the "ASCENT" mark or the Ascent "People Logo" (U.S. Registration No. 2,510,806) in such relation to any other mark or trademarks owned by any third party or Licensee or its Affiliates as to suggest that the multiple Trademarks constitute a single or composite trademark, service mark, or are under the same proprietorship.

      3.8 MAINTAINING REGISTRATIONS. Licensee shall reimburse Ascent for all expenses reasonably incurred by Ascent or its Affiliate, during the License Term, in connection with maintenance of those Licensed Trademarks which are registered as of the Effective Date, including, but not limited to, filing all necessary maintenance and use documents, applying for renewal, and payment of any required periodic taxes or fees due in connection with such registrations. Ascent and its Affiliates shall not allow such Licensed Trademark registrations to lapse during the License Term, without the consent of Licensee. During the License Term, Ascent or its Affiliate, as applicable, shall execute any required documents, provide upon reasonable request any required records, and otherwise reasonably cooperate fully with Licensee as may be necessary to accomplish the recordation of the License in any jurisdiction within the Territory that Licensee seeks such recordation. In such event, the expenses for recordation will be borne by Licensee. At any time during the License Term Licensee shall execute any documents as shall be reasonably required by Ascent or its Affiliate to confirm Ascent's or its Affiliate's ownership of the Licensed Trademarks or to otherwise give effect to the provisions of this Article 3. Licensee acknowledges that the PEDIATUDE mark, Registration No. 2,153,138, will lapse effective April 21, 2004, if the United States Patent and Trademark Office does not accept specimens of use filed on or before such date.

      3.9 FILING OF NEW REGISTRATIONS. At Licensee's expense, Ascent, its Affiliate or outside trademark counsel selected by Ascent shall: (a) file additional trademark registration applications and related documents relating to the Licensed Trademarks at the written request of the Licensee; (b) promptly inform Licensee of communications from applicable trademark agencies; and (c) timely file Licensee's responses to the communications from such trademark agencies. Ascent shall ensure that each filing described in clauses (a) and (c) above is submitted to the relevant trademark agency within fifteen (15) Business Days, or within ten (10) Business Days in the case of all submissions related to new applications, after the receipt by Ascent, its Affiliate or outside trademark counsel, as the case may be, of all information and documentation sufficient to make such filing. Licensor acknowledges and permits Licensee's expansion of the scope of goods covered by the Licensed Trademarks. All rights, including goodwill, acquired in such expansion shall vest in Licensor and shall be deemed part of the Licensed Trademarks.

      3.10  ENFORCEMENT OF LICENSED TRADEMARKS.

            (a) During the License Term, if either Party or its Affiliates becomes aware of actual or threatened infringement of any Licensed Trademark or of a mark or name confusingly similar to any Licensed Trademark, including without limitation by publication of a mark for opposition, such Party or its Affiliates shall promptly so notify the other Party in writing. BioMarin Acquisition or its Affiliates shall have the first right, but not the obligation, to enforce such Licensed Trademarks, including the right to bring opposition, infringement or unfair competition actions involving a Licensed Mark in the Territory at BioMarin Acquisition's expense, provided that Ascent shall have the right to participate in such actions at Ascent's expense. If Ascent participates in any such action, BioMarin Acquisition or its Affiliates shall have sole control of the conduct of any such action which it brings, provided that Ascent shall have the right to provide ongoing comments and advice regarding its position in such action, which comments shall be considered in good faith by BioMarin Acquisition. Ascent or its Affiliates shall, at the request and expense of BioMarin Acquisition or its Affiliates, cooperate and provide reasonable assistance in any action described in this Section and, if required by law, join such action. Any recovery or compensation resulting from such proceeding, including without limitation non-monetary rights, shall belong entirely to BioMarin Acquisition or its Affiliates less reimbursement to Ascent by BioMarin Acquisition or its Affiliates of any reasonable costs incurred by Ascent as a result of its participation in such action regardless of whether Ascent participated on its own or was joined in the action by BioMarin Acquisition. BioMarin Acquisition and its Affiliates shall not settle or accept any settlement from any third party without the prior written consent of Ascent, which consent shall not be unreasonably withheld or delayed.

            (b) During the License Term, if (i) BioMarin Acquisition or its Affiliates fail to take action against such threatened or actual infringement within a reasonable period of no longer than sixty (60) calendar days from the date of receipt of written notice from Ascent or its Affiliates, and (ii) within such period of time, and no later than five (5) Business Days prior to the applicable deadline, BioMarin Acquisition or its Affiliates has not provided a commercially reasonable position for failing to take such action, Ascent or its Affiliates may thereafter take such action as it deems necessary to enforce its rights in and to the Licensed Trademark, including, without limitation, the right, but not the obligation, to bring, at its own expense, an infringement action or file any other appropriate action or claim related to infringement of the Licensed Trademark against any third party. BioMarin Acquisition or its Affiliates shall, at the request and expense of Ascent or its Affiliates, cooperate and provide reasonable assistance in any action described in this Section and, if required by law, join such action. In such events, the expenses for enforcement will be borne by Ascent or its Affiliates, and any recovery or compensation resulting from such proceeding, including without limitation non-monetary rights, shall belong entirely to Ascent or its Affiliates. Ascent and its Affiliates shall not settle or accept any settlement from any third party without the prior written consent of BioMarin Acquisition, which consent shall not be unreasonably withheld or delayed.

      3.11  THIRD PARTY TRADEMARK LITIGATION.

            (a) During the License Term, in the event of (i) the initiation of any suit by a third party against Ascent or BioMarin Acquisition for trademark infringement involving the manufacture, use, sale, promotion or marketing of the Licensed Products in the Territory, or (ii) the institution of a trademark opposition, the Party sued or given notice of opposition shall promptly notify the other Party in writing, and BioMarin Acquisition shall have the right to defend such suit or opposition at its expense and BioMarin Acquisition shall provide Ascent with notice of its intent to defend or not defend such suit or opposition, provided that Ascent shall have the right to participate in such action at Ascent's expense. If Ascent participates in such action, BioMarin Acquisition or its Affiliate shall have sole control of the conduct of any such action, provided that Ascent shall have the right to provide ongoing comments and advice regarding its position in such action, which comments shall be considered in good faith by BioMarin Acquisition. Ascent or its Affiliate shall, at the request and expense of BioMarin

Acquisition or its Affiliate, cooperate and provide reasonable assistance in any action described in this Section and, if required by law, join such action. Any recovery or compensation resulting from such proceeding, including without limitation non-monetary rights, shall belong entirely to BioMarin Acquisition or its Affiliate less reimbursement to Ascent or its Affiliates by BioMarin Acquisition or its Affiliate of any reasonable costs incurred by Ascent or its Affiliates as a result of its participation in such action regardless of whether Ascent or its Affiliates participated on its own or was joined in the action. BioMarin Acquisition and its Affiliates shall not settle or accept any settlement from any third party without the prior written consent of Ascent, which consent shall not be unreasonably withheld or delayed.

            (b) During the License Term, if (i) BioMarin Acquisition or its Affiliate fails to defend such suit or opposition within a reasonable period of no longer than thirty (30) calendar days from the date of receipt of written notice regarding the suit or opposition, or no later than five (5) Business Days prior to the applicable deadline, and (ii) within such period of time, BioMarin Acquisition or its Affiliate has not provided a commercially reasonable argument for failing to defend such suit, Ascent or its Affiliate may thereafter take such action as it deems necessary to defend and/or enforce its rights, including, without limitation, the right, but not the obligation, to bring, at its own expense, an infringement action or file any other appropriate action or claim related to infringement against any third party and Ascent or its Affiliate. BioMarin Acquisition or its Affiliate shall, at the request and expense of Ascent or its Affiliate, cooperate and provide reasonable assistance in any action described in this Section and, if required by law, join such action. In such events, the expenses for enforcement will be borne by Ascent or its Affiliate, and any recovery or compensation resulting from such proceeding, including without limitation non-monetary rights, shall belong entirely to Ascent or its Affiliate. Ascent and its Affiliates shall not settle or accept any settlement from any third party without the prior written consent of BioMarin Acquisition, which consent shall not be unreasonably withheld or delayed.

4.    CONSIDERATION

      4.1 LICENSE PAYMENTS. Subject to the terms and conditions set forth herein and in consideration for the grant of the License and the license granted under Section 2.1(b), BioMarin Acquisition shall pay to Ascent the License Payments and Contingent Payments Reimbursement Payments as set forth below. The Contingent Payments Reimbursement Payments are intended to be a reimbursement to Ascent for the contingent payments due to the former shareholders of Ascent pursuant to the Ascent Merger Agreement. The parties agree that the prompt payment of the License Payments are royalty payments as that term is used in
Section 365(n)(2)(B) of the U.S. Bankruptcy Code.

            (a) The License Payments shall total, in the aggregate, $93 million, and shall be paid as royalties as follows:

                  (i) Ten Million Dollars ($10,000,000) (the "CLOSING LICENSE PAYMENT"), payable at the Closing;

                  (ii) Fifty Million Dollars ($50,000,000) in four quarterly installments of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (each a "FIRST YEAR QUARTERLY

LICENSE PAYMENT"), with one such installment payable on each of August 16, 2004, November 16, 2004, February 16, 2005 and May 16, 2005 (each, a "FIRST YEAR QUARTERLY PAYMENT DATE");

                  (iii) Ten Million Dollars ($10,000,000) in four quarterly installments of Two Million Five Hundred Thousand Dollars ($2,500,000) (each a "SECOND YEAR QUARTERLY LICENSE PAYMENT"), with one such installment payable on each of August 16, 2005, November 16, 2005, February 16, 2006 and May 16, 2006;

                  (iv) Sixteen Million Dollars ($16,000,000) in eight quarterly installments of Two Million Dollars ($2,000,000) (each a "THIRD AND FOURTH YEAR QUARTERLY LICENSE PAYMENT"), with one such installment payable on each of August 16, 2006, November 16, 2006, February 16, 2007, May 16, 2007, August 16, 2007,
November 16, 2007, February 18, 2008 and May 16, 2008; and

                  (v) Seven Million Dollars ($7,000,000) in four quarterly installments of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (each a "FIFTH YEAR QUARTERLY LICENSE PAYMENT"), with one such installment payable on each of August 18, 2008, November 17, 2008, February 17, 2009 and May 18, 2009.

            (b) The Contingent Payments Reimbursement Payments shall total, in the aggregate, $15 million, and shall be paid as follows:

                  (i) Fifteen Million Dollars ($15,000,000) in six quarterly installments of Two Million Five Hundred Thousand Dollars ($2,500,000) (each a "QUARTERLY CONTINGENT PAYMENTS REIMBURSEMENT PAYMENT"), with one such installment payable on each of August 16, 2004, November 16, 2004, February 16, 2005, May 16, 2005, August 16, 2005 and November 16, 2005.

            (c) As security for the payment of the First Year Quarterly License Payments, BioMarin Acquisition agrees to deposit the Cash Deposit and BioMarin agrees to deposit the Share Deposit on the Effective Date with the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement. Pursuant to the Escrow Agreement, BioMarin may be required to deposit additional BioMarin Shares with the Escrow Agent. The Cash Deposit and the Share Deposit (and such additional BioMarin Shares as BioMarin may be required to deposit with the Escrow Agent in accordance with the Escrow Agreement) and all interest thereon shall be released by the Escrow Agent in accordance with the Escrow Agreement.

      4.2   LOSS OF EXCLUSIVITY. In addition to the rights of Ascent pursuant to
Section 11.2(a), in the event that BioMarin Acquisition fails to timely make any License Payment or Contingent Payments Reimbursement Payment, and such failure to pay is not cured within fifteen (15) Business Days of the due date thereof, the License granted herein shall automatically become non-exclusive as to Medicis and its Affiliates or sublicensees and the noncompetition provision of
Section 6.2 hereof shall be of no further force and effect (except as shall be waived by Ascent so long as all outstanding payments have been made by BioMarin Acquisition, all interest has been paid thereon and Ascent has not licensed the Licensed Assets to any third party). If BioMarin Acquisition fails to timely make any payment due to Ascent under this Agreement, and such failure to pay is not cured within three (3) Business Days of the due date thereof, then interest shall accrue on a daily basis at the lesser of: (a) an annual rate equal to two percent (2%) above the reference rate of CitiBank, N.A., San Francisco, California, for the date that such payment was due; and (b) the maximum rate permitted by applicable law.

5.    IMPROVEMENTS; DISCLOSURE OF IMPROVEMENTS

      5.1 IMPROVEMENTS BY BIOMARIN ACQUISITION. Any and all Improvements during the License Term shall be the responsibility (financial and otherwise) of BioMarin Acquisition and shall be the property of Ascent and, to the extent filed with the United States Patent and Trademark Office or other Governmental Body, shall be filed in the name of Ascent; provided, however, that such Improvements shall be included in the Licensed Technology or Licensed Development Technology, as applicable, without additional charge to BioMarin Acquisition. BioMarin Acquisition shall disclose such Improvements to Ascent pursuant to Section 5.2 below.

      5.2 DISCLOSURE. During the License Term, BioMarin Acquisition shall promptly disclose to Ascent any Improvements. Regarding each such Improvement, BioMarin Acquisition shall:

            (a) Advise Ascent within sixty (60) days of BioMarin Acquisition's receipt from an employee or third party of an invention disclosure for such Improvement;

            (b) Permit Ascent's or its Affiliates' employees (and/or technical consultants who have signed a confidentiality agreement at least as restrictive as the CDA) to make such inspections of such Improvement as are reasonably acceptable to BioMarin Acquisition, at reasonable times and at Ascent's expense;

            (c) Have BioMarin Acquisition's or BioMarin's employees experienced in technical data relating to such Improvement impart to Ascent's employees (and/or technical consultants) at reasonable times and at Ascent's expense, information relative to such Improvement;

            (d) Furnish Ascent with copies of drawings, schematics and other available technical data relative to the raw materials and equipment developed for or found suitable for use in such Improvement; and

            (e) Furnish Ascent with copies of papers, documents and correspondence filed in or received from, the United States Patent and Trademark Office or other Governmental Body pertaining to those Patents or regulatory approvals that cover any aspect of such Improvement.

6.    CONFIDENTIALITY AND NONCOMPETITION

      6.1   CONFIDENTIALITY. The CDA is hereby incorporated by reference.

      6.2 NONCOMPETITION. Each of Medicis and Ascent agrees that, in consideration of the consummation of the transactions by BioMarin Acquisition hereunder, it shall not and shall cause its Subsidiaries not to, at any time during the License Term, (whether acting alone or as a member of an Entity, and whether as an advisor, principal, consultant, independent contractor, agent, partner, employee, officer, director, 5% or greater equityholder or otherwise), anywhere in the world, (a) engage in, own, operate, maintain or finance directly or indirectly any business or other enterprise engaged in the development, distribution, sale or commercialization of an oral liquid prednisolone sodium solution or oral dissolving tablet prednisolone product other than the ownership, operation and maintenance of the Licensed Assets or the Secondary ANDA as contemplated under the Supply Agreement, provided, however, that neither Ascent nor Medicis shall make, manufacture, market, sell, distribute, or develop any product under the Secondary ANDA, or (b) other than the transactions contemplated by this Agreement, the Securities Purchase Agreement, the Asset Purchase Agreement, the Transition Services Agreement, the Supply Agreement or the Lyne License, take any action that is designed or intended or would reasonably be expected to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Pediatrics Business from maintaining a business relationship with BioMarin Acquisition after the Effective Date as it maintained with the Pediatrics Business prior to the Effective Date; provided, further, that Medicis may continue to own the outstanding stock of Ascent and Ascent may continue to own the Licensed Assets and all rights necessary to perform its obligations under the Lyne License, the Transition Services Agreement and the Supply Agreement; provided further that, notwithstanding the foregoing, (a) Medicis may enter into a transaction or series of transactions that involves the acquisition by Medicis of another Entity whose activities, but for this proviso would violate this Section 6.2 so long as such activities are not primary but are merely ancillary to such Entity's activities so long as Medicis terminates or divests such activities within a reasonable period of time following such acquisition not to exceed 180 days, and (b) Medicis may be acquired by merger with another Entity, where the stockholders of Medicis immediately prior to the merger own less than 50% of the surviving entity, whose activities, but for this proviso, would violate this
Section 6.2. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.2 is invalid or unenforceable, the parties agree that the court making such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

7.    REPRESENTATIONS AND WARRANTIES OF ASCENT.

      Ascent hereby represents and warrants, to and for the benefit of BioMarin Acquisition, that each of the following representations and warranties is true and correct as of the Effective Date:

      7.1 AUTHORITY; BINDING NATURE OF AGREEMENTS. Each of Ascent and Medicis has all corporate power and authority to enter into and to perform its obligations under this Agreement. The execution, delivery and performance by each of Ascent and Medicis of this Agreement have been duly authorized by all necessary action on the part of Ascent and Medicis and their stockholders, boards of directors and officers. This Agreement, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Ascent or Medicis, as applicable, enforceable against Ascent or Medicis, as applicable, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally or to general principles of equity (the "ENFORCEABILITY EXCEPTION").

      7.2   TITLE TO ASSETS.

            (a) Ascent has good and valid title to all of the Licensed Trademarks, Licensed Technology and Licensed Development Technology. Except as identified in Schedule 7.2, none of the Licensed Technology, Licensed Trademarks or Licensed Development Technology is subject to any Encumbrance (including any tax-related Encumbrance), other than the Lyne License, the Supply Agreement, the Security Agreement, and any Permitted Liens.

            (b) Ascent and/or its Affiliates has good and valid title to the Dual Use Know How.

      7.3 REGULATORY MATTERS. Ascent has not been debarred and is not subject to debarment and will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who has been debarred pursuant to section 306 of the FDCA, 21 U.S.C. 335a, or who is the subject of a conviction described in such section or who undergoes any analogous proceeding under foreign law.

      7.4   INTELLECTUAL PROPERTY.

            (a) Ascent is the sole and exclusive owner or has the authority to license and/or sell the Licensed Technology, Licensed Development Technology, and Licensed Trademarks;

            (b) Except as identified in Schedule 7.2, Ascent has the right, power and authority to grant licenses under the Licensed Trademarks, Licensed Development Technology, and Licensed Technology to BioMarin Acquisition in accordance with the terms and conditions of this Agreement, free and clear of any Encumbrances, other than the Lyne License, the Supply Agreement, Permitted Liens and the Security Agreement;

            (c) Ascent has not specifically admitted that any claim of an issued and unexpired patent or pending patent application included within the Taste Masking Related Licensed Patents is invalid or unenforceable through reissue or disclaimer (other than to the extent that any terminal disclaimer has been filed);

            (d) Except as identified in Schedule 7.4(d), (i) neither Ascent nor its Affiliates have taken any action that materially and adversely affects the rights and licenses granted to BioMarin Acquisition under this Agreement, and (ii) neither Ascent nor its Affiliates have granted to any third party or Affiliate any rights or licenses that conflict with or materially and adversely affect the rights and licenses granted to BioMarin Acquisition under this Agreement,

            (e) to the Knowledge of Ascent and Medicis, the issued Taste Masking Related Licensed Patents are valid and enforceable and the manufacture, development, marketing, distribution, importation, sale, offer for sale, disposition or use of ORAPRED(R) as carried out by Ascent or its Affiliates immediately prior to the Effective Date does not and will not infringe any patent rights, trade secrets or other industrial or intellectual property rights of any third party or Affiliate of Ascent, excluding any Medicis corporate identifier or mark used therewith;

            (f) to the Knowledge of Ascent and Medicis, (i) no issued patent or patent application within the Taste Masking Related Licensed Patents or (ii) except as identified in Schedule 7.2, Licensed Trademark is involved in or is threatened to be involved in, any court proceeding, arbitration, interference, reissue, re-examination or opposition;

            (g) except as identified in Schedule 7.2, there are no claims, judgments or settlements, either actual or, to the Knowledge of Ascent and Medicis, threatened, relating to the Taste Masking Related Licensed Patents, Licensed Trademarks and/or the Product Know-How;

            (h) except as identified in Schedule 7.2, since November 15, 2001, to the Knowledge of Ascent and Medicis, no Person has infringed or misappropriated, and no Person is currently infringing or misappropriating, any Licensed Technology or Licensed Trademark;

            (i) except as identified in Schedule 7.4(i), to the Knowledge of Ascent and Medicis, all filings and registrations related to the Licensed Trademarks are in good standing and all maintenance and renewal fees necessary to preserve the rights of Ascent in respect of the Licensed Trademarks have been paid;

            (j) to the Knowledge of Ascent and Medicis, since November 15, 2001, (a) there has been no misappropriation of any material trade secrets used in connection with the Pediatrics Business, (b) no current employee, independent contractor or agent of Ascent or Medicis employed in the Pediatrics Business has misappropriated any material trade secrets of any other Person in the course of the performance of its duties as an employee, independent contractor or agent of Ascent or Medicis employed in the Pediatrics Business, and (c) no current employee, independent contractor or agent of Ascent or Medicis is in default or breach of any non-disclosure agreement, assignment of invention agreement or similar agreement or contract regarding the protection, ownership, development, use or transfer of the Licensed Technology;

            (k) Ascent has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its material trade secrets related to the Pediatrics Business; and

            (l) Each current employee and current independent contractor of Ascent or Medicis who contributed to the conception or development of the Taste Masking Related Licensed Patents and Development Patents has executed a valid and binding assignment to Ascent or Medicis of all rights they may hold therein.

      7.5 INVESTMENT REPRESENTATIONS REGARDING ASCENT. To the extent that Ascent acquires BioMarin Shares subject to the Share Deposit:

            (a) Ascent will acquire such BioMarin Shares for investment purposes, for its own account and not as nominee or agent for any other Person and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

            (b) Ascent knows of no public solicitation or advertisement of an offer in connection with such BioMarin Shares.

            (c) Ascent has had the opportunity to ask questions of and receive answers from BioMarin concerning the terms and conditions of the BioMarin Shares subject to the Share Deposit. Ascent has received all information that it has requested regarding BioMarin and believes that such information is sufficient to make an informed decision with respect to the acquisition of the BioMarin Shares.

            (d) Ascent is able to bear the economic risk of its investment in the BioMarin Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of and protecting its interests with respect to its investment in the BioMarin Shares. Ascent is aware of the risk involved in its investment in the BioMarin Shares and has determined that such investment is suitable for Ascent in light of its financial circumstances and available investment opportunities.

            (e) On the date hereof Ascent is, and on the date or dates that Ascent acquires any BioMarin Shares subject to the Share Deposit, Ascent will be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

            (f) Ascent hereby further agrees with BioMarin that the instruments or certificates evidencing such BioMarin Shares and each instrument or certificate issued in transfer thereof will bear the following legend:

            "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion, in form and content reasonably satisfactory to the issuer corporation, of counsel reasonably acceptable to the issuer corporation (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

            (g) The instruments or certificates representing the BioMarin Shares and each instrument or certificate issued in transfer thereof will also bear any legend required under any applicable state securities law.

            (h) Prior to any proposed sale, assignment, transfer or pledge of any of the BioMarin Shares by Ascent, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, Ascent shall give written notice to BioMarin of Ascent's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied, at Ascent's expense, by an unqualified written opinion of legal counsel, who shall and whose legal opinion shall be reasonably satisfactory to BioMarin (which may be counsel for BioMarin), addressed to BioMarin, to the effect that the proposed transfer of the Share Deposit may be effected without registration under the Securities Act, whereupon Ascent shall be entitled to transfer such Share Deposit in accordance with the terms of the notice delivered by Ascent to BioMarin.

            (i) Ascent consents to BioMarin's making a notation on its records or giving instructions to any transfer agent of the BioMarin Shares in order to implement the restrictions on transfer of the Share Deposit.

            (j) Ascent is aware that the Share Deposit Shares are being issued and sold in reliance on an exemption from the registration requirements of the Securities Act and that such exemption is expressly conditioned on the accuracy of the representations and warranties contained in this Section 7.5.

            (k) Ascent is not a company established solely to acquire the BioMarin Shares.

8.    REPRESENTATIONS AND WARRANTIES OF BIOMARIN AND BIOMARIN ACQUISITION.

      Each of BioMarin and BioMarin Acquisition represents and warrants jointly and severally, to and for the benefit of Ascent, that each of the following representations and warranties is true and correct as of the Effective Date.

      8.1 AUTHORITY; BINDING NATURE OF AGREEMENTS. Each of BioMarin and BioMarin Acquisition has the corporate power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery by each of BioMarin and BioMarin Acquisition of this Agreement has been duly authorized by all necessary action on the part of each of BioMarin and BioMarin Acquisition and its stockholders, board of directors and officers. This Agreement, assuming the due authorization, execution and delivery by the other Parties hereto, constitutes the legal, valid and binding obligation of each of BioMarin and BioMarin Acquisition, enforceable against it in accordance with its terms, subject to the Enforceability Exception.

      8.2 REGULATORY MATTERS. BioMarin has not been debarred and is not subject to debarment and will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who has been debarred pursuant to section 306 of the FDCA, 21 U.S.C. 335a, or who is the subject of a conviction described in such section or who undergoes any analogous proceeding under foreign law.

9.    REGISTRATION OF SHARES.

      9.1 REGISTRATION. On or before the thirtieth day following the Effective Date, BioMarin shall prepare and file a registration statement on Form S-3 under the Securities Act, covering the Share Deposit (the "RESTRICTED STOCK") and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earliest to occur of (i) the date the Restricted Stock covered thereby has been sold (but in any event not before the expiration of any longer period required under the Securities Act) or (ii) the date by which all Restricted Stock covered thereby may be sold under Rule 144 without restriction as to volume.

      9.2 SUSPENSION. Following the effectiveness of a registration statement filed pursuant to this section, BioMarin may, at any time, suspend the effectiveness of such registration for up to thirty (30) days, as appropriate (a "SUSPENSION PERIOD"), by giving notice to Ascent (for the purposes of this
Article 9, the "HOLDER"), if BioMarin shall have determined that BioMarin may be required to disclose any material corporate development. Notwithstanding the foregoing, no more than two Suspension Periods may occur during any twelve-month period. BioMarin shall use its best efforts to limit the duration and number of any Suspension Periods. The Holder agrees that, upon receipt of any notice from BioMarin of a Suspension Period, the Holder shall forthwith discontinue disposition of Restricted Stock pursuant to such registration statement or prospectus until the earlier of (A) the Holder (i) is advised in writing by BioMarin that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and
(iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus, and
(B) thirty (30) days after receipt of the notice concerning the Suspension
Period.

      9.3 REGISTRATION PROCEDURES. When BioMarin effects the registration of the Restricted Stock under the Securities Act pursuant to Section 9.1 hereof, BioMarin will, at its expense, as expeditiously as possible:

            (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file in accordance with Section 9.1, with the Commission a registration statement with respect to the Restricted Stock and use its best efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, BioMarin will furnish to the counsel selected by the Holder copies of the plan of distribution section of such prospectus proposed to be filed);

            (b) Furnish to the Holder participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, each amendment and supplement thereto and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Restricted Stock;

            (c) Use its best efforts to register or qualify the Restricted Stock covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holder may reasonably request except that BioMarin shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

            (d) Notify the Holder, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (e) Notify the Holder promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

            (f) Prepare and file with the Commission, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holder, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Restricted Stock by the Holder;

            (g) Prepare and promptly file with the Commission, and promptly notify the Holder of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (h) Advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

            (i) Cause all such Restricted Stock to be listed on each securities exchange on which similar securities issued by BioMarin are then listed and, if not so listed, to be listed on the Nasdaq National Market or any United States national securities exchange;

            (j) Provide a transfer agent and registrar for all such Restricted Stock which shall be the transfer agent for the common stock of BioMarin not later than the effective date of such registration statement; and

            (k) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of BioMarin's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder.

      With respect to any registration effected pursuant to Section 9.1 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by BioMarin; provided, however, that the Holder shall bear its own legal fees, if any, and its pro rata share of any underwriting discounts or commissions, if any.

      9.4   INDEMNIFICATION.

            (a) BioMarin will indemnify and hold harmless the Holder, pursuant to the provisions of this Section 9.4, and any underwriter (as defined in the Securities Act) for the Holder, and any person who controls the Holder or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner, member or affiliate of the Holder (for purposes of this Section 9.4, the "ASCENT REGISTRATION INDEMNIFIED PARTIES"), from and against, and will reimburse each such Ascent Registration Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Ascent Registration Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that BioMarin will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Ascent Registration Indemnified Party in writing specifically for use in the preparation thereof.

            (b) The Holder will indemnify and hold harmless BioMarin pursuant to the provisions of this Section 9.4, and any underwriter (as defined in the Securities Act) for BioMarin and any person who controls BioMarin or such underwriter within the meaning of the Securities Act, and any officer, director, employee, agent, partner, member or affiliate of BioMarin (for purposes of this Section 9.4, the "BIOMARIN REGISTRATION INDEMNIFIED PARTIES", and together with the Ascent Registration Indemnified Parties, the "REGISTRATION INDEMNIFIED PARTIES"), from and against, and will reimburse each such BioMarin Registration Indemnified Party, and such controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which such BioMarin Registration Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in strict conformity with written information furnished by an Ascent Registration Indemnified Party specifically for use in the preparation thereof; provided, however, that the liability of the Holder shall be limited to an amount not to exceed the net proceeds received by the Holder pursuant to the registration statement which gives rise to such obligation to indemnify.

            (c) Promptly after receipt by a party indemnified pursuant to the provisions of clause (a) or (b) of this Section 9.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such Registration Indemnified Party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of clause

(a) or (b) of this Section 9.4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to a Registration Indemnified Party otherwise than under this Section 9.4 and shall not relieve the indemnifying party from liability under this Section 9.4 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any Registration Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Registration Indemnified Party, and after notice from the indemnifying party to such Registration Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Registration Indemnified Party pursuant to the provisions of such clause (a) or (b) for any legal or other expense subsequently incurred by such Registration Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to a Registration Indemnified Party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Party of a release from all liability in respect to such claim or litigation.

            (d) If the indemnification provided for in clause (a) or (b) of this Section 9.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such Registration Indemnified Party thereunder, hereby agrees to contribute to the amount paid or payable by such Registration Indemnified Party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Registration Indemnified Party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Registration Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Registration Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount the Holder shall be obligated to contribute pursuant to this clause (d) shall be limited to an amount not to exceed the net proceeds received by the Holder pursuant to the registration statement which gives rise to such obligation to contribute. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

      9.5 REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. BioMarin shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. BioMarin acknowledges and agrees that the purposes of the requirements contained in this Section 9.5 are to enable the Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 should the Holder ever wish to dispose of any of the Restricted Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision).

      9.6 STOCKHOLDER INFORMATION. BioMarin may require the Holder to furnish BioMarin such information with respect to the Holder and the distribution of its Restricted Stock as BioMarin may from time to time reasonably request in writing as shall be required by law or by the Commission in connection therewith.

10.   PATENT PROSECUTION AND THIRD PARTY INFRINGEMENT

      10.1  PATENT PROSECUTION.

            (a) PROSECUTION. Commencing on the Effective Date and continuing during the License Term, BioMarin Acquisition shall use commercially reasonable efforts and diligence to file, prosecute, issue and maintain all registered intellectual property rights in and to the Taste Masking Related Licensed Patents and Development Licensed Patents in the name of Ascent and on behalf of Ascent, and may, with the prior written consent of Ascent, file and prosecute applications and otherwise pursue registration for any unregistered intellectual property rights in and to the Licensed Technology, Licensed Development Technology and Improvements and such new filings, applications, or the like shall be made in the name of and on behalf of Ascent. For avoidance of doubt, such new filings, applications, or the like shall be considered Taste Masking Related Licensed Patents, Development Licensed Patents or Improvements, as applicable, and shall be subject to the License and the terms and conditions of this Agreement. In connection with BioMarin Acquisition's performance of its obligations under this Section 10.1, it shall promptly provide written notification and copies of all correspondence from Governmental Bodies or agencies to Ascent as well as promptly provide drafts of all replies for review by Ascent. In the event that BioMarin Acquisition elects not to file, prosecute or maintain any Taste Masking Related Licensed Patents, Development Licensed Patents and Improvements, it shall give reasonable written notice, not less than thirty (30) days after such election, to allow Ascent to file, prosecute or maintain such Taste Masking Related Licensed Patents, Development Licensed Patents and Improvements unless BioMarin Acquisition has provided to Ascent a commercially reasonable position for not taking such action. With regard to any Taste Masking Related Licensed Patents, Development Licensed Patents or Improvements that are subject to such written notice, upon the date of the notice, the exclusive license thereto shall be terminated and all Materials related thereto must be immediately returned to Ascent within ten (10) Business Days.

            (b) FURTHER ASSURANCES. Ascent and/or Medicis shall execute and/or cause to be delivered to BioMarin Acquisition and shall take such other actions, as BioMarin Acquisition may reasonably request, at or after the Effective Date, at BioMarin Acquisition's expense, for the purpose of evidencing, prosecuting, obtaining and maintaining all intellectual property rights in and to the Licensed Technology, Licensed Development Technology and Licensed Trademarks in any and all countries. Such acts may include, but are not limited to, execution of documents and making inventors and employees available to BioMarin Acquisition.

            (c) POWER OF ATTORNEY. Ascent and Medicis each hereby designates and appoints the officers of BioMarin Acquisition as their agents and attorneys-in-fact, respectively, to act for and on behalf and instead of Ascent and Medicis to execute and file any documents and to do all other lawfully permitted acts to further the purposes set forth in Section 10.1(a) above with the same legal force and effect as if executed by Ascent or Medicis, respectively; provided that such officers shall not be authorized to act for or on their behalf with respect to Taste Masking Related Licensed Patents, Development Licensed Patents or Improvements which BioMarin Acquisition has elected not to file, prosecute or maintain pursuant to Section 10.1(a). Each of Ascent and Medicis further acknowledge and agree that such power of attorney is a power of attorney coupled with an interest and is revocable only if (i) this Agreement expires, (ii) this Agreement is terminated, or (iii) the License becomes non-exclusive pursuant to
Section 4.2.

      10.2  THIRD PARTY INFRINGEMENT.

            (a) NOTICE. In the event that Ascent or its Affiliates, on the one hand, or BioMarin Acquisition or its Subsidiaries, or BioMarin, on the other hand, becomes aware of any actual or threatened infringement of any Licensed Technology or the Licensed Development Technology or has actual knowledge that any Licensed Technology is being infringed or misappropriated by a third party, or is subject to a declaratory judgment action arising from such infringement or misappropriation, it shall promptly notify the other party of all available details regarding such infringement or misappropriation with a written description thereof.

            (b) BIOMARIN ACQUISITION'S RIGHT TO CONTROL PROCEEDINGS. BioMarin Acquisition shall have the first right, but not the obligation, during the License Term, at its sole expense, to initiate and conduct legal proceedings to enforce the Licensed Technology, Licensed Development Technology or Improvements against infringement or misappropriation by third parties and to defend against any declaratory judgment action relating thereto; provided, however, that during the License Term: (i) Ascent shall receive prompt notice of such action and have the right to actively participate in any such action at Ascent's expense; (ii) Ascent shall have the right to provide ongoing comments and advice regarding its position in such action, which comments shall be considered in good faith by BioMarin Acquisition; and (iii) BioMarin Acquisition shall not make any settlement or otherwise abandon any Licensed Technology, Licensed Development Technology or Improvements without the prior written consent of Ascent, which shall not be unreasonably withheld or delayed. Ascent shall timely execute all necessary and proper documents and take all other reasonable and appropriate action required for BioMarin Acquisition to initiate and prosecute such proceedings. If Ascent is a legally indispensable party to such action, Ascent shall join in such action at the request of BioMarin Acquisition. Ascent shall reasonably cooperate with BioMarin Acquisition in such action upon written request by BioMarin Acquisition. During the License Term, Ascent and its Affiliates shall ensure that any personnel of Ascent or its Affiliates will be available to cooperate with BioMarin Acquisition, as reasonably requested by BioMarin Acquisition, at BioMarin Acquisition's expense. Any recovery received in connection with a suit brought by BioMarin Acquisition pursuant to this
Section 10.2(b) shall be retained by BioMarin Acquisition, less reimbursement to Ascent or its Affiliates by BioMarin Acquisition of any reasonable costs incurred by Ascent or its Affiliates as a result of its participation in such action regardless of whether Ascent or its Affiliates participated on its own or was joined in the action. During the License Term, if BioMarin Acquisition (i) fails to institute or defend, as applicable, such suit within a reasonable period of no less than thirty (30) calendar days from the date of receipt of written notice regarding the suit or the basis for such suit, and (ii) within such period of time, BioMarin Acquisition has not provided a commercially reasonable position for failing to take such action, Ascent or its Affiliate may thereafter take such action as it deems necessary to defend and/or enforce its rights, including, without limitation, the right, but not the obligation, to bring, at its own expense, an infringement action or file any other appropriate action or claim related to infringement against any third party. BioMarin Acquisition shall, at the request and expense of Ascent or its Affiliate, cooperate and provide reasonable assistance in any action described in this Section and, if required by law, join such action. In such events, the expenses for enforcement will be borne by Ascent or its Affiliate, and any recovery or compensation resulting from such proceeding, including without limitation non-monetary rights, shall belong entirely to Ascent or its Affiliate. Ascent or its Affiliate shall be entitled to any and all damages recovered. Ascent and its Affiliates shall not settle or accept any settlement from any third party without the prior written consent of BioMarin Acquisition, which consent shall not be unreasonably withheld or delayed.

      10.3 ASCENT'S RIGHT TO ASSUME OBLIGATIONS. In the event that BioMarin Acquisition elects not to make any filing related to, prosecute, or maintain any registered intellectual property rights in the Licensed Technology, Licensed Development Technology or Improvements, Ascent shall have the right, but not the obligation, to take such action as it deems appropriate, at its own expense, to protect such Licensed Technology, Licensed Development Technology or Improvements.

11.   TERM AND TERMINATION

      11.1 TERM. The term of this Agreement (the "LICENSE TERM") will commence on the Effective Date and, unless sooner terminated as provided in this Section 11, shall continue until the earlier occurrence of (a) six (6) years from the Effective Date, and (b) the date on which this Agreement terminates pursuant to
Section 11.2 below, at which time this Agreement shall terminate.

      11.2  TERMINATION.

            (a) In the event that BioMarin Acquisition fails to timely make any License Payment or Contingent Payments Reimbursement Payment and such failure is not cured within twenty (20) Business Days of the due date thereof, then Medicis and Ascent shall have the right, until such failure is cured, in their sole discretion, to terminate this Agreement and exercise the rights set forth in Section 11.4. In the event that Medicis or Ascent terminates this Agreement, such party may require BioMarin Acquisition to pay Ascent immediately a sum equal to (x) the License Payments and the Contingent Reimbursements Payment Reimbursements under this Agreement, less the sum of all amounts paid to Ascent pursuant to Section 4.1 plus (y) all attorney's fees and other expenses reasonably incurred by Ascent in connection with obtaining the sum described in clause (x) above.

            (b) If any Breach by Ascent or Medicis of Section 7.1, 7.2(a) or 10.1(c) results in an Ascent Material Adverse Effect and BioMarin Acquisition gives Medicis written notice of such Breach, specifying in reasonable detail the particulars of the alleged Breach, and such Breach has not been cured within twenty (20) Business Days after Medicis' receipt of such notice, then BioMarin Acquisition shall have the right, in its sole discretion, to terminate this Agreement.

            (c) This Agreement may terminate by the mutual written consent of the parties hereto.

      11.3 TERMINATION PROCEDURES. If BioMarin Acquisition wishes to terminate this Agreement pursuant to Section 11.2, BioMarin Acquisition shall deliver to Ascent a written notice stating that BioMarin Acquisition is terminating this Agreement and setting forth a brief description of the basis on which BioMarin Acquisition is terminating this Agreement. If Ascent wishes to terminate this Agreement pursuant to Section 11.2, Ascent shall deliver to BioMarin Acquisition a written notice stating that Medicis is terminating this Agreement and setting forth a brief description of the basis on which Medicis is terminating this Agreement. Any termination pursuant to Section 11.2 shall be effective upon receipt of notice to such effect by the non-terminating Party in accordance herewith.

      11.4  EFFECTS OF TERMINATION.

            (a)   In the event this Agreement is terminated pursuant to Section
11.2 above:

                  (i) the licenses and sublicenses set forth in Article 2 will terminate and BioMarin and BioMarin Acquisition will no longer have the right to market any Licensed Products;

                  (ii) BioMarin Acquisition shall destroy or return to Ascent, upon request by Ascent, all packaging, labels, and promotional materials bearing a Licensed Trademark;

                  (iii) Ascent, in its sole discretion, shall have the right to elect to purchase all or any portion of Licensed Products remaining in inventory or ordered by BioMarin Acquisition prior to the effective date of the termination at the carrying cost for such Licensed Products;

                  (iv) BioMarin Acquisition shall provide to Ascent all test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, patent and other legal information or descriptions, customer lists and, upon Ascent's request, all promotional and marketing materials, in each case, related to the Licensed Products that were conceived, made, developed or otherwise controlled by BioMarin Acquisition or its Affiliates during the term of this Agreement;

                  (v) BioMarin Acquisition shall cooperate with Ascent to transfer all applicable regulatory matters to Ascent; and

                  (vi) BioMarin Acquisition shall use commercially reasonable efforts to assign to Ascent, to the extent assignable in whole or in part, as applicable, any agreements of BioMarin Acquisition requested by Ascent to be assigned to the extent related to the promotion, marketing, manufacture, supply and/or distribution of any of the Licensed Products.

            (b) Upon the expiration or termination of this Agreement for whatever reason, all rights and obligations of BioMarin and BioMarin Acquisition hereunder shall terminate and BioMarin Acquisition shall promptly discontinue the manufacture, marketing, sale and distribution of Licensed Products and any other use or exploitation of the Licensed Technology, Licensed Trademarks, and Licensed Development Technology; provided, however, that the obligation of BioMarin to indemnify the Ascent Indemnitees shall survive termination of this Agreement in accordance herewith.

12.   SURVIVAL AND INDEMNIFICATION

      12.1  SURVIVAL OF REPRESENTATIONS AND COVENANTS.

            (a) All representations and warranties contained in this Agreement are made as of the Effective Date and shall expire at 11:59 p.m. (Pacific Time) on the eighteenth-month anniversary of the Effective Date and shall thereafter be of no further force or effect, except (i) the representations and warranties set forth in Sections 7.1, 7.2(a) and 8.1 shall expire on the expiration of the relevant statute of limitations, and (ii) to the extent required to enforce the parties' rights and obligations hereunder following the end of such period for any claims for which a Claim Notice (as defined below) has properly been made prior to the expiration of such period. All of the covenants, agreements and obligations of the parties contained in this Agreement shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations.

            (b) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation or warranty or covenant shall be deemed to have been given if any Indemnified Party, acting in good faith, delivers to the Indemnifying Party a written notice stating that such Indemnified Party reasonably believes that there is or has been a possible Breach of such representation or warranty or covenant and containing (i) a brief description of the circumstances supporting such Indemnified Party's reasonable belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct result of such possible Breach.

      12.2  INDEMNIFICATION BY ASCENT.

            (a) From and after the Effective Date, Ascent shall hold harmless and indemnify each of the BioMarin Indemnitees from and against, and shall compensate and reimburse each of the BioMarin Indemnitees for, any Damages that are suffered or incurred by any of the BioMarin Indemnitees or to which any of the BioMarin Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Party Claim) and that arise from:

                  (i) any Breach of any of the representations or warranties made by Ascent in this Agreement;

                  (ii) any Breach of any covenant or obligation of Ascent or Medicis contained in this Agreement;

                  (iii) any Third Party Claim arising from the conduct or operation of the Pediatrics Business prior to the Effective Date; or

                  (iv) any Proceeding relating directly or indirectly to any Breach, Liability or Third Party Claim of the type referred to in clauses (i) through (iii) above (including any Proceeding commenced by any BioMarin Indemnitee for the purpose of enforcing any of its rights under this Section 12.2).

            (b) Subject to Section 12.2(d), Ascent shall not be required to make any indemnification payment pursuant to Section 12.2(a)(i) of this Agreement, Section 9.2(a)(i) of the Asset Purchase Agreement, or Section 8.2(a)(i) of the Securities Purchase Agreement, until such time as and to the extent that the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the BioMarin Indemnitees, or to which any one or more of the BioMarin Indemnitees has or have otherwise become subject, exceeds, in the aggregate, $250,000 and then only to the extent of such excess.

            (c) Notwithstanding anything in this Agreement to the contrary, but subject to Section 12.2(d), the aggregate liability for any indemnification payments pursuant to Section 12.2(a)(i) of this Agreement, Section 9.2(a)(i) of the Asset Purchase Agreement and Section 8.2(a)(i) of the Securities Purchase Agreement will be limited to, and shall not exceed, in the aggregate, $66.5 million (the "ASCENT CAP"), provided, however, that the Ascent Cap shall not apply to any indemnification obligation of Ascent arising out of any Breach of
Section 7.1 or 7.2.

            (d) The limitations on the indemnification obligations of Ascent set forth in each of Section 12.2(b) and Section 12.2(c) shall not apply to any willful Breach, intentional misrepresentation or fraud by Medicis or Ascent.

            (e) To the extent that actions or failures to act or other circumstances result in a Breach of a representation, warranty or covenant or other triggering event giving rise to a right of indemnification to a party under this Agreement, the Asset Purchase Agreement and/or the Securities Purchase Agreement, such party shall be entitled to only one recovery of Damages resulting from such actions, failures to act or other circumstances giving rise to the right of indemnification, regardless of whether the actions, failures to act or other circumstances giving rise to the right of indemnification constitute a Breach of more than one agreement. The parties acknowledge that the purpose of this provision is to prevent duplicative recovery for the same Damages, and not to preclude the recovery of Damages for separate and independent indemnity claims that may arise under the various agreements.

      12.3  INDEMNIFICATION BY BIOMARIN.

            (a) From and after the Effective Date, BioMarin shall hold harmless and indemnify the Ascent Indemnitees from and against, and shall compensate and reimburse each of the Ascent Indemnitees for, any Damages that are suffered or incurred by the Ascent

Indemnitees or to which the Ascent Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Party Claim) and that arise from:

                  (i) any Breach of any representation or warranty made by BioMarin or BioMarin Acquisition in this Agreement;

                  (ii) any Breach of any covenant or obligation of BioMarin or BioMarin Acquisition in this Agreement; and

                  (iii) any Third Party Claim arising from the conduct or operation of making, manufacturing, marketing, selling, distributing, importing, exporting and developing of the Licensed Products following the Effective Date, except Damages suffered or incurred or arising from the Breach of Medicis, Ascent or Medicis Manufacturing, as applicable, under this Agreement, the Supply Agreement, or the Transition Services Agreement;

                  (iv) any Proceeding relating directly or indirectly to any Breach, Liability or Third Party Claim of the type referred to in clauses "(i)" through "(iii)" above (including any Proceeding commenced by any Ascent Indemnitee for the purpose of enforcing its rights under this Section 12.3).

            (b) Subject to Section 12.3(d), BioMarin shall not be required to make any indemnification payment pursuant to Section 12.3(a)(i) of this Agreement, Section 9.3(a)(i) of the Asset Purchase Agreement or Section 8.3(a)(i) of the Securities Purchase Agreement until such time as and to the extent that the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of its representations or warranties) that have been directly or indirectly suffered or incurred by the Ascent Indemnitees, or to which the Ascent Indemnitees have otherwise become subject, exceeds, in the aggregate, $250,000 and then only to the extent of such excess.

            (c) Notwithstanding anything in this Agreement to the contrary, but subject to Section 12.3(d), the aggregate liability for any indemnification payments pursuant to Section 12.3(a)(i) of this Agreement, Section 9.3(a)(i) of the Asset Purchase Agreement and Section 8.3(a)(i) of the Securities Purchase Agreement, will be limited to, and shall not exceed, in the aggregate, $66.5 million (the "BIOMARIN CAP"), provided, however, that the BioMarin Cap shall not apply to any indemnification obligation of BioMarin arising out of any Breach of
Section 8.1.

            (d) The limitation on the indemnification obligations of BioMarin that is set forth in Section 12.3(b) and Section 12.3(c) shall not apply to (i) any failure by BioMarin Acquisition to make any payment pursuant to Section 4.1, or (ii) any willful Breach, intentional misrepresentation or fraud by BioMarin or BioMarin Acquisition.

            (e) To the extent that actions or failures to act or other circumstances result in a Breach of a representation, warranty or covenant or other triggering event giving rise to a right of indemnification to a party under this Agreement, the Asset Purchase Agreement and/or the Securities Purchase Agreement, such party shall be entitled to only one recovery of the Damages resulting from such actions, failures to act or other circumstances giving rise to the right of indemnification, regardless of whether the actions, failures to act or other circumstances giving rise to the right of indemnification constitute a breach of more than one agreement. The parties acknowledge that the purpose of this provision is to prevent duplicative recovery for the same Damages, and not to preclude the recovery of Damages for separate and independent indemnity claims that may arise under the various agreements.

      12.4  PROCEDURES RELATING TO INDEMNIFICATION FOR THIRD PARTY CLAIMS

            (a) Within ten (10) Business Days after a BioMarin Indemnitee or Ascent Indemnitee obtains Knowledge of the commencement of any third-party claim, action, suit or proceeding (a "THIRD PARTY CLAIM") or the occurrence of any fact which may become the basis of a Third Party Claim in respect of which an Indemnified Party is entitled to indemnification under this Agreement, such Indemnified Party shall notify in writing the Indemnifying Party of such Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and non-privileged documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

            (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate at its expense in the defense thereof and, if it so chooses within thirty (30) days after receipt of notice of such claim to assume the defense thereof at the Indemnifying Party's expense, with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall be permitted to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Party), at its own expense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party (i) for any period during which the Indemnifying Party has not assumed the defense thereof or is not using commercially reasonable efforts to pursue the defense thereof (other than during the period in which the Indemnified Party failed to give notice of the Third Party Claim as provided above), or (ii) if the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in defending such claim or action, or (y) that there may be legal defenses available to the Indemnified Party different from or in addition to those available to the Indemnifying Party.

            (c) If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnified Parties shall reasonably cooperate with the Indemnifying Party, at the expense of the Indemnifying Party, in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of non-privileged records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim for monetary Damages which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the monetary Damages in connection with such Third Party Claim and which releases the Indemnifying Party and the Indemnified Party completely in connection with such Third Party Claim and does not impose any covenant or commitment on the Indemnified Party.

      12.5 OTHER CLAIMS. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 12.2 or 12.3 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice to the Indemnifying Party of such claim within 15 Business Days of obtaining Knowledge of the occurrence of such claim. The failure by any Indemnified Party so to notify the Indemnifying Party within this time period shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under Section 12.2 or 12.3, except to the extent that the Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within 15 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 12.2 or 12.3, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 12.2 or 12.3 and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined by agreement between the Indemnifying Party and the Indemnified Party or by judgment or decree of a court of competent jurisdiction. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party shall attempt to resolve such claim in accordance with Section 13.6.

      12.6 SETTLEMENTS. No party may settle any claim, action or proceeding related to a liability to a third party without the consent of the other parties, if such settlement would impose any monetary obligation on the other parties or require the other parties to submit to an injunction or impose any covenant or commitment on the other party or otherwise limit the other party's rights under this Agreement, and any payment made by a party in such a settlement without obtaining such consent shall be at its own cost and expense.

      12.7 NO CONSEQUENTIAL OR PUNITIVE DAMAGES. No party hereto (or its Affiliates) shall, under any circumstance, be liable to any other party (or its Affiliates) for any consequential, exemplary, special, incidental or punitive Damages claimed by such other party under the terms of or due to any Breach of this Agreement.

13.   MISCELLANEOUS

      13.1 FURTHER ASSURANCES. From and after the Effective Time, each party hereto shall execute and deliver such documents and take such other actions as the other party may reasonably request, for the purpose of carrying out or evidencing any of the transactions contemplated hereby.

      13.2 RELATIONSHIP OF THE PARTIES. BioMarin Acquisition, on the one hand, and Ascent, on the other hand, hereby acknowledge that each is an independent entity and is not subject to the control of the other party hereto in any manner except as specifically provided in this Agreement. Nothing contained in this Agreement shall be construed in any way as creating any relationship of partnership or joint venture, between the parties, or to render either party liable for any of the debts or obligations of the other party hereto. Neither party shall act or purport to act, or represent itself, directly or by implication, as the agent, legal Representative, partner or joint venturer of the other party, or in any manner assume or create or purport to assume or create any obligation in the name or on behalf of the other party.

      13.3  RIGHTS IN BANKRUPTCY.

            (a) All rights and licenses granted under or pursuant to this Agreement by Ascent and Medicis are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that BioMarin Acquisition shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a Bankruptcy Proceeding by or against Ascent and/or Medicis under the U.S. Bankruptcy Code, BioMarin Acquisition shall be entitled to a complete duplicate of (or complete access to, as appropriate) all Licensed Assets and all embodiments of all applicable intellectual property rights, and same, if not already in its possession, shall be promptly delivered to it upon any such commencement of a Bankruptcy Proceeding upon its written request therefor, unless Ascent or Medicis, as applicable (or a trustee on behalf of each such applicable party) elects to continue to perform all of their obligations under this Agreement.

            (b) The parties agree and intend that, to the extent permitted by law, the non-monetary provisions of this Agreement and the Securities Purchase Agreement are material elements of such agreements and that the failure to perform such non-monetary provisions would have a materially adverse impact on the value of the Licensed Assets such that any provision of cure, compensation, or adequate assurance of future performance under Section 365(b)(1) of the U.S. Bankruptcy Code must include such non-monetary provisions except as specifically excluded under Section 365(b)(2) of the U.S. Bankruptcy Code. The parties further agree that the prompt payment of all License Payments and Contingent Payment Reimbursement Payments becoming due on or after the commencement of a Bankruptcy Proceeding by or against BioMarin Acquisition shall be a condition precedent to the continued use of Licensed Assets under this Agreement.

      13.4  GOVERNING LAW; VENUE.

            (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

            (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in New York, New York in the Borough of Manhattan. Each party to this Agreement:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in New York, New York in the Borough of Manhattan (and each appellate court located in the State of New
York) in connection with any such legal proceeding;

                  (ii) agrees that each state and federal court located in New York, New York in the Borough of Manhattan shall be deemed to be a convenient forum; and

                  (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in New York, New York in the Borough of Manhattan, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

            (c) The parties hereto agree that, if any Proceeding is commenced against any Indemnified Party by any Person in or before any court or other tribunal anywhere in the world, then such Indemnified Party may proceed against the Indemnifying Party in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

      13.5 EXCLUSIVE REMEDIES; SPECIFIC PERFORMANCE. Except as expressly provided herein or in any Transaction Agreement, the remedies provided in
Article 12 shall constitute the sole and exclusive remedy available to each party hereto for recovery against another party for Breaches of the representations, warranties, covenants and agreements in this Agreement. The parties hereto acknowledge that the material covenants, obligations and other provisions to be performed under this Agreement are of a special, unique and extraordinary character, and that irreparable injury will result from any violation or continuing violation of the provisions of this Agreement for which money damages may not be an adequate remedy. Accordingly, the parties agree that in the event of any Breach or threatened Breach by any party hereto of any material covenant, obligation or other provision set forth in this Agreement, the other party or parties shall be entitled (in addition to any other remedy that may be available to it) to seek in accordance with applicable law, (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach.

      13.6 DISPUTE RESOLUTION PROCEDURES. In the event any dispute arises between the parties with respect to the interpretation of this Agreement or with respect to the performance of either party, the parties shall first seek to resolve such dispute by negotiations between senior executives who have authority to settle the dispute. When a party believes there is a dispute relating to the Agreement, such party shall give written notice of the dispute to the other party or parties subject to the dispute. The senior executives shall meet promptly after the date of such notice and shall attempt in good faith within 45 days after the date of such notice to resolve the dispute prior to initiating litigation with respect to such matter. Notwithstanding the foregoing, if no such resolution is reached within such 45 days, then any party may initiate any proceeding or pursue any remedy it deems appropriate and that is not prohibited hereby.

      13.7  SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

            (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the other Indemnified Parties, and the respective successors and assigns (if any) of the foregoing. No Person (including any creditor of Medicis or Ascent or any former or current employee of Ascent) who is not a party to this Agreement shall have any rights hereunder as a third-party beneficiary or otherwise.

            (b) Neither this Agreement nor the rights and obligations of any party hereunder shall be assigned without the prior written consent of the other parties, which consent may be given or withheld in such party's sole discretion. If Medicis or BioMarin or any of their respective successors (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Medicis or BioMarin, as the case may be, shall assume the obligations set forth in this Agreement.

      13.8 NOTICES. All notices, demands and other communications under or in connection with this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested) from the United States, upon the earlier of actual delivery or three Business Days after being mailed, (c) if sent by overnight delivery by a recognized overnight delivery service for overnight delivery, upon the earlier of actual delivery or one Business Day after being sent, or (d) if given by facsimile, upon confirmation of transmission by facsimile (or, if such confirmation does not occur during normal business hours on a Business Day then on the next Business
Day), in each case to the parties at the following addresses or facsimile numbers or to such other address or facsimile numbers as each party may designate for itself by like notice to the other parties:

   if to Medicis:

                     Medicis Pharmaceutical Corporation
                     8125 N. Hayden Road
                     Scottsdale, Arizona  85258
                     Facsimile:  (602) 778-6007
                     Attn:  Jonah Shacknai

   With a copy to each of (which copies shall not constitute notice):

                     Ascent Pediatrics Corporation
                     8125 N. Hayden Road
                     Scottsdale, Arizona 85258
                     Facsimile:  (602) 808-3881
                     Attn:  General Counsel

                     and

                     Akin Gump Strauss Hauer & Feld LLP
                     1700 Pacific Ave., Suite 4100
                     Dallas, Texas 75201
                     Facsimile: (214) 969-4343
                     Attention: Michael E. Dillard, P.C.

   if to Ascent:

                     Ascent Pediatrics, Inc.
                     8125 N. Hayden Road
                     Scottsdale, Arizona  85258
                     Facsimile:  (602) 778-6007
                     Attn:  Jonah Shacknai:

   if to BioMarin:

                     BioMarin Pharmaceutical Inc.
                     371 Bel Marin Keys Blvd., Suite 210
                     Novato, California 94949
                     Facsimile: (415) 382-7889
                     Attention:  Fredric D. Price

   if to BioMarin Acquisition:

                     BioMarin Pharmaceutical Inc.
                     371 Bel Marin Keys Blvd., Suite 210
                     Novato, California 94949
                     Facsimile: (415) 382-7889
                     Attention:  Fredric D. Price

      With a copy (which copies shall not constitute notice) to:

                     BioMarin Pediatrics Inc.
                     371 Bel Marin Keys Blvd., Suite 210
                     Novato, California 94949
                     Facsimile: (415) 382-7889
                     Attention:  Fredric D. Price

                     Paul, Hastings, Janofsky & Walker LLP
                     515 South Flower Street, 25th Floor
                     Los Angeles, California  90071
                     Attention:  Siobhan McBreen Burke, Esq.
                     Telephone:    (213) 683-6000
                     Facsimile:    (213) 627-0705

      13.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      13.10 COUNTERPARTS. This Agreement may be executed in several counterparts (including by facsimile), each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      13.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      13.12 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      13.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of BioMarin Acquisition, BioMarin, Medicis and Ascent.

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

      13.14 MEDICIS PERFORMANCE GUARANTEE.

            (a) Medicis hereby unconditionally, irrevocably and absolutely guarantees to BioMarin and BioMarin Acquisition the due and punctual performance and discharge of all of Ascent's obligations under this Agreement (collectively, the "ASCENT OBLIGATIONS"). The guarantee under this Section 13.14 is a guarantee of performance of the Ascent Obligations and not merely of collection.

            (b) To the fullest extent permitted by applicable law, the obligations of Medicis hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, (i) any change in the corporate structure or ownership of Ascent or the bankruptcy, insolvency, reorganization, dissolution, liquidation, or other similar proceeding relating to Ascent or any Affiliate or Subsidiary of either Ascent or Medicis or (ii) any neglect, delay, omission, failure or refusal of Medicis to take or prosecute any action in connection with this Agreement or any other agreement, delivered in connection herewith. In connection with this Section 13.14, Medicis unconditionally waives: (i) any right to receive demands, protests, or other notices of any kind or character whatsoever provided that the same has been delivered to Ascent, (ii) any right to require BioMarin or BioMarin Acquisition to proceed first against Ascent or to exhaust any security held by BioMarin or BioMarin Acquisition or to pursue any other remedy, (iii) any defense based upon an election of remedies by BioMarin or BioMarin Acquisition, (iv) any duty of BioMarin or BioMarin Acquisition to advise Medicis of any information known to BioMarin or BioMarin Acquisition regarding Ascent or its ability to perform under this Agreement, and (v) all suretyship and other defenses of every kind and nature.

            (c) The obligations of Medicis under this Section 13.14 shall be automatically reinstated if and to the extent that for any reason any payment or other performance by or on behalf of Ascent in respect of the Ascent Obligations are rescinded or must be otherwise restored, and Medicis agrees that it will indemnify BioMarin and BioMarin Acquisition on demand for all costs and expenses (including reasonable attorneys fees and expenses) incurred by BioMarin or BioMarin Acquisition in connection with such rescission or restoration. If in connection with the foregoing, BioMarin or BioMarin Acquisition is required to refund part or all of any payment of Ascent, such payment by BioMarin or BioMarin Acquisition shall not constitute a release of Medicis from any liability hereunder, and Medicis' liability hereunder shall be reinstated to the fullest extent allowed under applicable law and shall not be construed to be diminished in any manner.

      13.15 BIOMARIN PERFORMANCE GUARANTEE.

            (a) BioMarin hereby unconditionally, irrevocably and absolutely guarantees to Medicis and Ascent the due and punctual performance and discharge of all of BioMarin Acquisition's obligations under this Agreement, including, without limitation, the due and punctual payment of the Licensed Payments and the Contingent Payments Reimbursement Payments and any other amount that BioMarin Acquisition is or may become obligated to pay pursuant to this Agreement (collectively, the "BIOMARIN ACQUISITION OBLIGATIONS"). The guarantee under this Section 13.15 is a guarantee of timely payment and performance of the BioMarin Acquisition Obligations and not merely of collection.

            (b) To the fullest extent permitted by applicable law, the obligations of BioMarin hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, (i) any change in the corporate structure or ownership of BioMarin Acquisition or the bankruptcy, insolvency, reorganization, dissolution, liquidation, or other similar proceeding relating to BioMarin Acquisition or any Affiliate or Subsidiary of either BioMarin Acquisition or BioMarin or (ii) any neglect, delay, omission, failure or refusal of BioMarin to take or prosecute any action in connection with this Agreement or any other agreement, delivered in connection herewith. In connection with this Section 13.15, BioMarin unconditionally waives: (i) any right to receive demands, protests, or other notices of any kind or character whatsoever, provided that the same has been delivered to BioMarin Acquisition,
(ii) any right to require Medicis or Ascent to proceed first against BioMarin Acquisition or to exhaust any security held by Medicis or Ascent or to pursue any other remedy, (iii) any defense based upon an election of remedies by Medicis or Ascent, (iv) any duty of Medicis or Ascent to advise BioMarin of any information known to Medicis or Ascent regarding BioMarin Acquisition or its ability to perform under this Agreement, and (v) all suretyship and other defenses of every kind and nature.

            (c) The obligations of BioMarin under this Section 13.15 shall be automatically reinstated if and to the extent that for any reason any payment or other performance by or on behalf of BioMarin Acquisition in respect of the BioMarin Acquisition Obligations are rescinded or must be otherwise restored, and BioMarin agrees that it will indemnify Medicis and Ascent on demand for all costs and expenses (including reasonable attorneys fees and expenses) incurred by Medicis or Ascent in connection with such rescission or restoration. If in connection with the foregoing, Medicis or Ascent is required to refund part or all of any payment of BioMarin Acquisition, such payment by Medicis or Ascent shall not constitute a release of BioMarin from any liability hereunder, and BioMarin's liability hereunder shall be reinstated to the fullest extent allowed under applicable law and shall not be construed to be diminished in any manner.

      13.16 ENTIRE AGREEMENT. The Transaction Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

      13.17 CONSISTENCY. Each of the parties hereto agrees to report the transaction contemplated herein for all state and federal Tax purposes as a license and to treat the payments made by BioMarin Acquisition pursuant to
Section 4 as a payment for the use of the assets subject to the License and the license granted under Section 2.1(b).

      13.18 NO PROJECTION OR FINANCIAL FORECAST. ASCENT IS NOT MAKING ANY REPRESENTATION OR WARRANTY TO BIOMARIN AND BIOMARIN ACQUISITION WITH RESPECT TO
(I) ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE PEDIATRICS BUSINESS, THE ACQUIRED ASSETS OR LIABILITIES OF MEDICIS OR ASCENT OR RELATED TO THE PHARMACEUTICAL MARKET AS A WHOLE OR THE MARKET FOR ORAL LIQUID PREDNISOLONE SOLUTION PRODUCTS OR ORAL DISSOLVING TABLET PREDNISOLONE PRODUCTS SPECIFICALLY, INCLUDING BUT NOT LIMITED TO ANY PROJECTIONS INCLUDING

FUTURE SALES OF SUCH PRODUCTS, OR THE INTRODUCTION OF ANY COMPETITIVE PRODUCTS (WHETHER GENERIC OR NAME BRAND).

      13.19 RELEASE. In the event that Ascent becomes a wholly-owned Subsidiary of Licensee or any of its Affiliates, without any action of any party, on the date Ascent becomes such a Subsidiary, Medicis shall no longer be deemed a party to this Agreement and all rights and obligations of Medicis hereunder shall be deemed extinguished; provided, however, that the obligation of Medicis to guarantee indemnification of the BioMarin Indemnitees shall survive termination of this Agreement in accordance herewith.

      13.20 FEES AND EXPENSES; INVESTMENT BANKING FEES.

            (a) Each party to this Agreement shall bear and pay all fees, costs and expenses (including all legal fees and expenses, that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the transactions contemplated hereby; (ii) the investigation and review conducted by such party and its Representatives with respect to the transactions contemplated hereby;
(iii) the negotiation, preparation and review of this Agreement or any of the documents delivered in connection herewith; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated hereby, and the obtaining of any consent required to be obtained in connection with any of the transactions contemplated hereby; and (v) the consummation and performance of the transactions contemplated hereby.

            (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, each party to this Agreement shall pay its own investment banking, broker or finder fees, if any, incurred in connection with the transactions contemplated hereby.

      13.21 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to the Transaction Agreements or the enforcement of any provision of any of the Transaction Agreements is brought by one party against any other party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

ASCENT PEDIATRICS, INC.                       BIOMARIN PEDIATRICS INC.

By:________________________________           By:______________________________
Its:_______________________________           Its:_____________________________

MEDICIS PHARMACEUTICAL CORPORATION            BIOMARIN PHARMACEUTICAL INC.

By:________________________________           By:______________________________
Its:_______________________________           Its:_____________________________

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